UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2007

Material Technologies, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	33-23617 (Commission File Number)	95-4622822 (IRS Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California (Address of principal executive offices)	90049 (Zip Code)

(310) 208-5589 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Section 5 – Corporate Governance and Management
Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2007, Material Technologies, Inc. (the “Company”) appointed Dr. Brent M. Phares as Chief Engineer effective July 1, 2007.

The following is a brief description of the business background of Dr. Brent M. Phares:

Dr. Brent M. Phares has over 15 years of management, inspection, research, and testing experience related to bridge structures.  Dr. Phares is currently the Associate Director for Bridges and Structures at Iowa State University.  In this position, Dr. Phares is responsible for the development and deployment of innovative bridge evaluation and techniques and for the development of applications for innovative materials in bridge engineering.  In the past, Dr. Phares has served as a consulting Research Engineer at the Federal Highway Administration’s Nondestructive Evaluation Validation Center where he led the execution of several validation and developmental studies.  More recently, Dr. Phares served as President and CEO of a small engineering firm specializing in the evaluation of civil infrastructure based on innovative sensors and monitoring strategies.  He is a registered professional engineer and serves as a voting member of many national and international technical committees.

On June 1, 2007, and effective the same date, the Company entered into an Employment Agreement with Dr. Brent M. Phares to act as the Company’s Chief Engineer (the “Agreement”).

The Agreement is for a term of two years, commencing on July 1, 2007 and expiring on June 30, 2009 with automatic one-year extensions unless either the Company or Dr. Phares provides written notice of their intention not to renew the Agreement at least 90 days prior to the expiration of the then current term.  The Agreement provides that, in addition to receiving four weeks paid vacation each calendar year as well as other customary benefits and provisions, Dr. Phares shall receive a base salary as follows: (i) for the calendar year 2007, Dr. Phares will receive $13,125 per month; (ii) beginning January 1, 2008 and through the end of 2008, Dr. Phares will receive $15,937.50 per month; (iii) beginning January 1, 2009 and through the end of 2009, Dr. Phares will receive $16,875 per month; and (iv) beginning January 1, 2010 and through the remainder of the employment period, if any, Dr. Phares will receive $18,750 per month.

On August 20, 2007, the Company entered into an Amendment to the Agreement effective retroactively to the date of the Agreement (the “Amendment”).

The Amendment clarifies ambiguities relating to the obligations of the Company should Dr. Phares be terminated “without cause.”  The Amendment provides that if the Agreement is terminated by the Company “without cause,” the Company shall pay severance to Dr. Phares as follows: (i) if the Agreement is terminated during the initial two-year term, Company shall pay to Dr. Phares his base salary for the remaining outstanding term of the Agreement; and (ii) if the Agreement is terminated after the initial two-year term, Company shall continue to pay to Dr. Phares his then current base salary for 4½ months.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Agreement.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits

          (c)        The following exhibit is being furnished herewith:

          Exhibit No.     Exhibit Description

          99.1                 Press release text of Material Technologies, Inc., dated August 29, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 29, 2007                                                     MATERIAL TECHNOLOGIES, INC.,
                                                                                         a Delaware corporation

                                                                                          /s/ Robert M. Bernstein
                                                                                          By:  Robert M. Bernstein
                                                                                          Its:  Chief Executive Officer